Exhibit 10.2

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

Award to Employee/Consultant

Pursuant to the 2011 Omnibus Equity Incentive Plan

Participant:

Address:

Number of Restricted Stock Units:

Date of Grant:

Vesting of Restricted Stock Units:		Vesting Date	Vested %
			33 1/3% 33 1/3% 33 1/3%
	Total		100%

Quanta Services, Inc., a Delaware corporation (the “Company”), hereby grants to Participant, pursuant to the provisions of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan, as amended from time to time in accordance with its terms (the “Plan”), an award (this “Award”) of the number of restricted stock units (the “Restricted Stock Units”) set forth on the Company’s electronic stock plan administration platform grant summary report for Participant (the “Grant Summary Report”), effective as of the “Date of Grant” set forth on the Grant Summary Report (the “Date of Grant”), upon and subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Plan, which are incorporated herein by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

1. EFFECT OF THE PLAN. The Restricted Stock Units awarded to Participant are subject to all of the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Award shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.

2. GRANT. This Agreement shall evidence Participant’s rights with respect to the award of Restricted Stock Units. Participant agrees that the Restricted Stock Units shall be subject to all of the terms and conditions set forth in this Agreement and the Plan, including, but not limited to, the forfeiture conditions set forth in Section 4 of this Agreement and the satisfaction of the Required Withholding as set forth in Section 9(a) of this Agreement.

3. VESTING SCHEDULE; SERVICE REQUIREMENT. Except as provided otherwise in Section 4 of this Agreement, a portion of the Restricted Stock Units shall vest during Participant’s continued service with the Company or an Affiliate (“Continuous Service”) on each “Vesting Date” set forth on Participant’s Grant Summary Report (each, a “Vesting Date”) as follows:

(a) thirty-three and one-third percent (33 1/3%) of the Restricted Stock Units will vest on the first Vesting Date;

(b) an additional thirty-three and one-third percent (33 1/3%) of the Restricted Stock Units will vest on the second Vesting Date; and

(c) the remaining thirty-three and one-third percent (33 1/3%) of the Restricted Stock Units will vest on the third Vesting Date.

If an installment of the vesting would result in a fractional vested Restricted Stock Unit, such installment will be rounded to the next higher or lower Restricted Stock Unit, except that the final installment will be for the balance of the Restricted Stock Units.

4. CONDITIONS OF FORFEITURE.

(a) Subject to Section 15(g) of the Plan, upon any termination of Participant’s Continuous Service (the “Termination Date”) for any or no reason (other than due to Participant’s death), including but not limited to Participant’s voluntary resignation or termination by the Company with or without cause, before all of the Restricted Stock Units become vested, all unvested Restricted Stock Units as of the Termination Date shall, without further action of any kind by the Company or Participant, be forfeited. Unvested Restricted Stock Units that are forfeited shall be deemed to be immediately cancelled without any payment by the Company or action by Participant. Following such forfeiture, Participant shall have no further rights with respect to such forfeited Restricted Stock Units.

(b) Notwithstanding anything to the contrary in this Agreement, the unvested Restricted Stock Units shall become vested (i) on the death of Participant during Participant’s Continuous Service or (ii) upon the occurrence of a Change in Control during Participant’s Continuous Service.

5. SETTLEMENT AND DELIVERY OF COMMON SHARES. Settlement of Restricted Stock Units shall be made on the Vesting Date, or, if later, the payment date under the terms of any deferral arrangement as may be established between the Company and Participant (in each case subject to an administrative processing window of up to fifteen (15) days thereafter). Settlement will be made by issuance of Common Shares. Notwithstanding the foregoing, the Company shall not be obligated to issue any Common Shares if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Shares is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance of Common Shares to comply with any such law, rule, regulation or agreement.

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6. NON-TRANSFERABILITY. Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Restricted Stock Units, or any right or interest therein, by operation of law or otherwise. A Restricted Stock Unit is personal to Participant and is non-assignable and non-transferable other than by will or by the laws of descent and distribution in the event of death of Participant. Any transfer in violation of this Section 6 shall be void and of no force or effect.

7. DIVIDEND AND VOTING RIGHTS. Participant shall have no rights to dividends or other rights of a stockholder with respect to the Restricted Stock Units unless and until such time as the Award has been settled by the issuance of Common Shares to Participant. Participant shall have the right to receive a cash dividend equivalent payment with respect to the Restricted Stock Units for cash dividends payable to holders of Common Shares as of a record date designated by the Company that is within the period beginning on the Date of Grant and ending on the date the Common Shares are issued to Participant in settlement of the Restricted Stock Units, which dividend equivalent payment shall be payable to Participant at the same time as cash dividends on Common Shares are paid to Company stockholders. In the event of forfeiture of Restricted Stock Units, Participant shall have no further rights with respect to such Restricted Stock Units.

8. CAPITAL ADJUSTMENTS AND CORPORATE EVENTS. If, from time to time during the term of this Agreement, there is any capital adjustment affecting the outstanding Common Shares as a class without the Company’s receipt of consideration, the unvested Restricted Stock Units shall be adjusted in accordance with the provisions of Section 12(a) of the Plan.

9. TAX MATTERS.

(a) The Company’s obligation to deliver Common Shares to Participant upon the settlement of such Restricted Stock Units shall be subject to the satisfaction of any and all applicable federal, state and local income and/or employment tax withholding requirements (the “Required Withholding”). At the time of issuance of Common Shares upon vesting or settlement of Restricted Stock Units, the Company shall withhold from the Common Shares that otherwise would have been delivered to Participant an appropriate number of Common Shares necessary to satisfy Participant’s Required Withholding, and deliver the remaining Common Shares to Participant. The distribution of Common Shares described in Section 5 will be net of such Common Shares that are withheld to satisfy applicable taxes pursuant to this Section 9. In lieu of withholding Common Shares, the Committee may, in its discretion, authorize the satisfaction of tax withholding by a cash payment to the Company, by withholding an appropriate amount of cash from base pay, or by such other method as the Committee determines may be appropriate to satisfy all obligations for withholding of such taxes. The obligations of the Company under this Award will be conditioned on such satisfaction of the Required Withholding.

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(b) Participant acknowledges that the tax consequences associated with this Award are complex and that the Company has urged Participant to review with Participant’s own tax advisors the federal, state, and local tax consequences of this Award. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the Award.

10. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and this Agreement constitute the entire agreement of the Company and Participant (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. THE PLAN AND THIS AGREEMENT ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE-OF-LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF DELAWARE TO THE RIGHTS AND DUTIES OF THE PARTIES. Should any provision of the Plan or this Agreement relating to the subject matter hereof be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Award or this Agreement for construction or interpretation.

12. DISPUTE RESOLUTION. The provisions of this Section 12 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or Participant) arising out of or relating to the Plan and this Agreement. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as both parties reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Southern District of Texas, Houston Division (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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13. RESTRICTIVE COVENANTS. In consideration for the grant of this Award, (a) Participant hereby agrees to abide by the restrictive covenants set forth in Section 14 of the Plan, and (b) Participant hereby agrees that during Participant’s Continuous Service and for one year thereafter, Participant shall not solicit any person who is an employee of the Company or any Affiliate for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or any Affiliate.

14. AMENDMENT; WAIVER. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

15. NOTICE. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, and addressed as applicable, if to the Company, at its corporate headquarters address, Attention: Stock Plan Administration, and if to Participant, at its address on file with the Company’s stock plan administration service provider.

16. CLAWBACK.

(a) Notwithstanding anything herein to the contrary, if any incentive based compensation, or any other compensation, paid or payable to Participant as an executive officer of the Company pursuant to the Plan is subject to recovery under any law, government regulation, order or stock exchange listing requirement, such compensation shall be subject to such deductions and clawback (recovery), including by means of repayment by Participant and/or withholding of future wages, as may be required to be made pursuant to law, government regulation, order, stock exchange listing requirement (or any policy of the Company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement).

(b) Further, notwithstanding anything herein to the contrary, if any incentive based compensation, or any other compensation, is paid or payable to Participant other than as an executive officer of the Company pursuant to the Plan which, if payable to an executive officer of the Company, would be subject to recovery under any law, government regulation, order or stock exchange listing requirement, such compensation shall be, in the discretion of the Committee, subject to such deductions and clawback (recovery), including by means of repayment by Participant and/or withholding of future wages, to the same extent as may be required to be made pursuant to law, government regulation, order, stock exchange listing requirement (or any policy of the company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement) with respect to an executive officer of the Company, but only to the extent that the circumstances requiring such deductions and clawback (recovery) are attributable in whole or in part to the functional area or operating unit with whom Participant is associated.

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(c) Acceptance of this Award pursuant to the Plan renders Participant’s future wages subject to withholding by the Company to permit recovery of any amounts that may become due under this Section 16. This provision shall survive to the extent required by law, government regulation, order, stock exchange listing requirement (or any policy of the Company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement). Participant hereby acknowledges and agrees in writing to the foregoing as a condition to receipt of this Award.

17. SECTION 409A. The award of Restricted Stock Units is intended to be (i) exempt from Section 409A of the Code including, but not limited to, by reason of compliance with the short-term deferral exemption as specified in Treas. Reg. § 1.409A-1(b)(4); or (ii) in compliance with Section 409A, and the provisions of this Agreement shall be administered, interpreted and construed accordingly. Notwithstanding anything herein to the contrary, if Participant is a “specified employee” as such term is defined in Section 409A of the Code, any amounts that would otherwise be payable hereunder as nonqualified deferred compensation within the meaning of Section 409A of the Code on account of separation from service (other than by reason of death) to Participant shall not be payable before the earlier of (i) the date that is 6 months after the date of Participant’s separation from service, or (ii) the date that otherwise complies with the requirements of Section 409A of the Code. To the extent required to comply with Section 409A of the Code, any amounts that would otherwise be payable hereunder upon an event described in Section 2(f) of the Plan as nonqualified deferred compensation within the meaning of Section 409A of the Code, such event shall not constitute a “Change in Control” under this Agreement unless and until such event constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code. The Company makes no commitment or guarantee to Participant that any federal or state tax treatment shall apply or be available to any person eligible for benefits under this Agreement.

18. ACKNOWLEDGMENTS. PARTICIPANT ACKNOWLEDGES AND AGREES THAT (A) THE SHARES SUBJECT TO THIS RESTRICTED STOCK UNIT AWARD SHALL VEST AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF PARTICIPANT’S CONTINUOUS SERVICE OR AS OTHERWISE PROVIDED IN THIS AGREEMENT, AND (B) NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF PARTICIPANT’S CONTINUOUS SERVICE. Participant acknowledges receipt of an electronic copy of this Agreement and the Plan and represents that he or she is familiar with the terms hereof and thereof. Participant has reviewed this Agreement and the Plan, has had an opportunity to obtain the advice of tax and legal counsel prior to accepting the Award and becoming bound by this Agreement, and understands all provisions of this Agreement and the Plan. Participant agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with Section 12 of this Agreement.

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QUANTA SERVICES, INC.

By:

James F. O’Neil III
President and Chief Executive Officer

Participant acknowledges receipt of an electronic copy of the Plan and the Award Agreement, represents that he or she has reviewed and is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions of the Plan and the Award Agreement, agreeing to be bound thereby.

ACCEPTED:

Dated:	Signed:
[Participant Name]

Participant acknowledges receipt of an electronic copy of the Plan and the Award Agreement, represents that he or she has reviewed and is familiar with the terms and provisions thereof, and hereby rejects the Award.

REJECTED:

Dated:	Signed:
[Participant Name]

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